EXHIBIT 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined consolidated statement of income for the year ended December 31, 2019 has been prepared to show the impact on Reliant Bancorp, Inc.’s (“Reliant Bancorp”) results of operations of (i) the completion of the acquisition of Tennessee Community Bank Holdings, Inc. (“TCB Holdings”) on January 1, 2020 (the “TCB Holdings Merger”) including the issuance of 811,210 shares of Reliant Bancorp common stock to TCB Holdings shareholders, and (ii) the completion of the acquisition of First Advantage Bancorp (“FABK”) on April 1, 2020 (the “FABK Merger”) including the issuance of 4,606,419 shares of Reliant Bancorp common stock to FABK shareholders. The following unaudited pro forma condensed combined consolidated balance sheet as of March 31, 2020 and the unaudited pro forma condensed combined consolidated statement of income for the three months ended March 31, 2020 have been prepared to show the impact on Reliant Bancorp’s historical financial position and results of operations of the completion of the FABK Merger, including the issuance of 4,606,419 shares of Reliant Bancorp common stock to FABK shareholders.

The unaudited pro forma condensed combined consolidated financial information and explanatory notes are presented using the acquisition method of accounting. Consideration paid by Reliant Bancorp is allocated to the assets and liabilities of TCB Holdings and FABK at their respective fair values as of the effective date of the TCB Holdings Merger and FABK Merger, respectively. Any excess of consideration paid over the fair values of TCB Holdings’ or FABK’s net assets has been recorded as goodwill.

Reliant Bancorp, TCB Holdings, and FABK

The following unaudited pro forma condensed combined consolidated financial information is based on the historical financial statements of Reliant Bancorp and FABK, adjusted for the estimated effects of the FABK Merger. The unaudited pro forma condensed combined consolidated balance sheet as of March 31, 2020 is presented as if the FABK Merger had occurred on that date. The unaudited pro forma condensed combined consolidated statement of income for the year ended December 31, 2019 is presented as if the TCB Holdings Merger and the FABK’s Merger both had occurred on January 1, 2019. The unaudited pro forma condensed combined consolidated statement of income for the three months ended March 31, 2020 is presented as if the FABK Merger had occurred on January 1, 2019. The historical financial statements of FABK include certain reclassifications to conform to the historical presentation of Reliant Bancorp.

Pro forma adjustments are included only to the extent they are (i) directly attributable to either or both of the acquisitions, (ii) factually supportable and (iii) with respect to the unaudited pro forma condensed combined consolidated statements of income, expected to have a continuing impact on the combined results. The pro forma adjustments are based on estimates made for the purpose of preparing these unaudited pro forma financial statements and are described in the accompanying footnotes. Reliant Bancorp’s management believes that the estimates used in these unaudited pro forma condensed combined consolidated financial statements are reasonable under the circumstances.

The pro forma adjustments as presented are subject to change as additional information becomes available and additional analyses are performed. The final allocation of the purchase price for each acquisition will be determined after further valuation analyses under generally accepted accounting principles in the United States (“GAAP”) are performed with respect to the fair values of certain tangible and intangible assets and liabilities as of the respective date of acquisition. The final adjustments may be materially different from the unaudited pro forma adjustments presented herein. In addition, the unaudited condensed combined pro forma financial statements do not include the effects of any potential cost savings which Reliant Bancorp’s management believes will result from combining certain operating procedures.

Certain subjective estimates have been utilized in determining the pro forma adjustments applied to the historical results of operations of TCB Holdings and FABK. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined entity would have been had Reliant Bancorp, TCB Holdings and FABK been combined during these periods.

The accompanying unaudited pro forma condensed combined consolidated balance sheet as of March 31, 2020 is presented if the FABK Merger had become effective on March 31, 2020. The unaudited pro forma condensed combined consolidated statements of income for the year ended December 31, 2019, and the three months ended March 31, 2020, are presented as if the TCB Holdings Merger and the FABK Merger had become effective on January 1, 2019. In preparing the unaudited pro forma condensed combined consolidated financial information in accordance with GAAP, the following historical information was used:

•	Reliant Bancorp’s Quarterly Report on Form 10-Q for the period ended March 31, 2020;
•	FABK’s unaudited consolidated financial statements as of and for the three months ended March 31, 2019;
•	Reliant Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2019;
•	FABK’s audited consolidated financial statements as of for the year ended December 31, 2019;
•	TCB Holdings’ audited consolidated financial statements as of and for the year ended December 31, 2019.

The unaudited pro forma condensed combined consolidated financial statements should also be read in conjunction with the above listed filings and consolidated financial statements.

UNAUDITED HISTORICAL AND PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET

March 31, 2020

(Dollars in thousands)

	Reliant Bancorp, Inc. (Historical)	First Advantage Bancorp (Historical)	First Advantage Bancorp Pro Forma Adjustments	Note	Pro Forma Combined
ASSETS
Cash and due from banks	$46,318	$6,645	$(12,180)	(1)	$32,936
			(7,847)	(2)
Federal funds sold	1,714	725			2,439
Interest-bearing deposits in other financial institutions	-	3,789	-		3,789
Cash and cash equivalents	48,032	11,159	(20,027)		39,164
Securities available for sale	256,928	35,970	-		292,898
Loans, net of unearned income	1,619,703	644,187	(21,764)	(3)	2,242,126
Less allowance for loan losses	15,121	5,426	(5,426)	(4)	15,121
Loans, net	1,604,582	638,761	(16,338)		2,227,005
Mortgage loans held for sale, net	70,352	5,790	88	(5)	76,230
Accrued interest receivable	7,289	2,385	-		9,674
Premises and equipment, net	27,609	8,053	(94)	(6)	35,568
Operating lease right-of-use assets	11,473	6,101	435	(7)	18,009
Restricted equity securities, at cost	14,405	3,312	-		17,717
Other real estate and repossessed assets, net	-	1,639	(380)	(8)	1,259
Cash surrender value of life insurance contracts	52,556	14,776	-		67,332
Deferred tax assets, net	5,426	2,472	4,319	(9)	12,217
Goodwill	50,723	-	328	(10)	51,051
Core deposit intangibles	10,486	-	2,280	(11)	12,766
Other assets	17,927	4,832	-		22,759
TOTAL ASSETS	$2,177,788	$735,250	$(29,389)		$2,883,649
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Deposits	$1,722,448	$606,442	$2,248	(12)	$2,331,138
Accrued interest payable	3,995	730	-		4,725
Subordinate debentures	70,391	-	-		70,391
FHLB advances	127,628	35,962	-		163,590
Dividends payable	9	-	-		9
Operating lease liabilities	11,761	6,269	267	(7)	18,297
Other liabilities	6,884	9,876	-		16,760
TOTAL LIABILITIES	1,943,116	659,279	2,515		2,604,910
STOCKHOLDERS’ EQUITY
Common stock	12,014	39	4,567	(13)	16,620
Additional paid-in capital	184,523	39,189	8,119	(14)	231,831

Common stock held by:
Nonqualified Deferred Compensation Plan	-	(2,430)	2,430	(15)	-
Employee Stock Ownership Plan	-	(160)	160	(15)	-
2008 Equity Incentive Plan	-	(499)	499	(15)	-
Retained earnings	39,150	39,995	(39,995)	(16)	31,303
			(7,847)	(2)
Accumulated other comprehensive loss	(1,015)	(163)	163	(16)	(1,015)
TOTAL STOCKHOLDERS’ EQUITY	234,672	75,971	(31,904)		278,739
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,177,788	$735,250	$(29,389)		$2,883,649

See accompanying notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements

UNAUDITED HISTORICAL AND PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2019

(Dollar amounts in thousands, except per share amounts)

	Reliant Bancorp, Inc. (Historical)	Tennessee Community Bank Holdings, Inc. (Historical)	First Advantage Bancorp (Historical)	Tennessee Community Bank Holdings, Inc. Pro Forma Adjustments		First Advantage Bancorp Pro Forma Adjustments		Pro Forma Combined
INTEREST INCOME
Interest and fees on loans	$68,421	$9,181	$35,848	$520	(17)	$5,349	(24)	$119,319
Interest and fees on loans held for sale	961	-	-	-		-		961
Interest on investment securities, taxable	2,099	1,136	627	-		-		3,862
Interest on investment securities, nontaxable	6,452	211	433	-		-		7,096
Federal funds sold and other	1,252	189	453	-		-		1,894

TOTAL INTEREST INCOME	79,185	10,717	37,361	520		5,349		133,132

INTEREST EXPENSE
Deposits	21,899	1,667	9,657	(480)	(18)	(2,248)	(25)	30,495
Federal Home Loan Bank advances	543	278	871	(64)	(19)	-		1,628
Subordinated debentures	938	-	-	-		-		938
Other borrowings	-	6	-	-		-		6
TOTAL INTEREST EXPENSE	23,380	1,951	10,528	(544)		(2,248)		33,067
NET INTEREST INCOME	55,805	8,766	26,833	1,064		7,597		100,065
PROVISION FOR LOAN LOSSES	1,211	(742)	725	-		-		1,194
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	54,594	9,508	26,108	1,064		7,597		98,871
NONINTEREST INCOME
Service charges on deposit accounts	3,746	523	1,331	-		-		5,600
Gains on mortgage loans sold, net	4,905	-	1,727	-		-		6,632
Other	3,313	917	964	-		-		5,194
TOTAL NONINTEREST INCOME	11,964	1,440	4,022	-		-		17,426

NONINTEREST EXPENSE
Salaries and employee benefits	30,514	3,995	12,181	-		-		46,690
Occupancy	5,423	724	2,959	46	(20)	(9)	(26)	9,143
Information technology	6,213	1,346	1,399	-		-		8,958
Merger expenses	1,603	1,472	4,271	(2,353)	(21)	(4,993)	(27)	-
Other operating	10,139	2,092	4,125	685	(22)	532	(28)	17,573
TOTAL NONINTEREST EXPENSE	53,892	9,629	24,935	(1,622)		(4,470)		82,364
INCOME BEFORE PROVISION FOR INCOME TAXES	12,666	1,319	5,195	2,686		12,067		33,933
INCOME TAX EXPENSE	2,129	204	1,255	401	(23)	2,989	(29)	6,978
NET INCOME	10,537	1,115	3,940	2,285		9,078		26,955
NONCONTROLLING INTEREST IN NET LOSS OF SUBSIDIARY	5,659	-	-	-		-		5,659
NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$16,196	$1,115	$3,940	$2,285		$9,078		$32,614
Basic net income attributable to common shareholders, per share	$1.44	$1.06	$1.02					$1.96
Diluted net income attributable to common shareholders, per share	$1.44	$1.04	$0.93					$1.95
Weighted average common shares outstanding
Basic	11,212,127	1,055,041	3,878,844					16,627,480
Diluted	11,281,262	1,067,355	4,230,702					16,696,615

See accompanying notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements

UNAUDITED HISTORICAL AND PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2020

(Dollar amounts in thousands, except per share amounts)

	Reliant Bancorp, Inc. (Historical)	First Advantage Bancorp (Historical)	First Advantage Bancorp Pro Forma Adjustments		Pro Forma Combined
INTEREST INCOME
Interest and fees on loans	$20,645	$9,607	$1,337	(30)	$31,589
Interest and fees on loans held for sale	560	-	-		560
Interest on investment securities, taxable	451	151	-		602
Interest on investment securities, nontaxable	1,371	98	-		1,469
Federal funds sold and other	279	71	-		350

TOTAL INTEREST INCOME	23,306	9,927	1,337		34,570

INTEREST EXPENSE
Deposits	4,837	2,485	-		7,322
Federal Home Loan Bank advances	361	118	-		479
Subordinated debentures	993	-	-		993
TOTAL INTEREST EXPENSE	6,191	2,603	-		8,794
NET INTEREST INCOME	17,115	7,324	1,337		25,776
PROVISION FOR LOAN LOSSES	2,900	575	-		3,475
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	14,215	6,749	1,337		22,301
NONINTEREST INCOME
Service charges on deposit accounts	1,208	324	-		1,532
Gains on mortgage loans sold, net	1,573	914	-		2,487
Loss on disposal of equipment	-	(199)	-		(199)
Other	501	192	-		693

TOTAL NONINTEREST INCOME	3,282	1,231	-		4,513

NONINTEREST EXPENSE
Salaries and employee benefits	9,237	3,417	-		12,654
Occupancy	1,486	780	(2)	(31)	2,264
Information technology	1,819	377	-		2,196
Merger expenses	4,186	6,215	(10,401)	(32)	-
Other operating	2,870	1,563	115	(33)	4,548
TOTAL NONINTEREST EXPENSE	19,598	12,352	(10,288)		21,662
INCOME (LOSS) BEFORE PROVISION FOR INCOME TAX	(2,101)	(4,372)	11,625		5,152
INCOME TAX EXPENSE (BENEFIT)	(910)	(1,829)	2,872	(34)	133
NET INCOME (LOSS)	(1,191)	(2,543)	8,753		5,019
NONCONTROLLING INTEREST IN NET LOSS OF SUBSIDIARY	976	-	-		976
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(215)	$(2,543)	$8,753		$5,995
Basic net income (loss) attributable to common shareholders, per share	$(0.02)	$(0.65)			$0.36
Diluted net income (loss) attributable to common shareholders, per share	$(0.02)	$(0.65)			$0.36
Weighted average common shares outstanding
Basic	11,892,723	3,883,233			16,496,866
Diluted	11,895,020	3,883,233			16,499,163

See accompanying notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share amounts)

NOTE 1 – BASIS OF PRESENTATION

The unaudited pro forma condensed combined consolidated financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and disclosures normally included in financial statements prepared in accordance with GAAP have been omitted.

The unaudited pro forma condensed combined consolidated financial statements present the estimated effects of the TCB Holdings Merger and the FABK Merger. The information is presented for illustrative purposes only and may differ materially from the actual results that would have occurred had the TCB Holdings Merger and/or FABK Merger occurred at the beginning of the period presented.

The TCB Holdings Merger, which was completed effective January 1, 2020, resulted in the issuance of 0.769 shares of Reliant common stock, $1.00 par value per share (“Reliant common stock”), in exchange for each share of TCB Holdings common stock. Based on the closing sale price per share of Reliant common stock on the Nasdaq Capital Market (“Nasdaq”) on December 31, 2019 of $22.24, the estimated value of the TCB Holdings’ Merger consideration per share of TCB Holdings common stock was $34.64.

The FABK Merger, which was completed effective April 1, 2020, resulted in the issuance of 1.17 shares of Reliant common stock in exchange for each share of FABK common stock. Based on the closing sale price of shares of Reliant common stock on Nasdaq on March 31, 2020 of $11.27, the estimated value of the FABK Merger consideration per share of FABK common stock was $16.28.

The TCB Holdings Merger and the FABK Merger were accounted for as acquisitions by Reliant Bancorp using the acquisition method of accounting. Accordingly, the assets and liabilities of TCB Holdings and FABK have been recorded at their respective estimated fair values based on currently available information. The pro forma adjustments included herein are subject to change depending on changes in market interest rates and the composition of asset and liability balances, as well as additional information that becomes available and additional analysis that is performed. The final allocation of each purchase price will be determined after completion of thorough analyses to determine the fair value of TCB Holdings’ and FABK’s tangible and identifiable intangible assets and liabilities as of the date each respective acquisition was completed. Increases or decreases in the estimated fair values of the net assets, commitments, executory contracts, and other items of TCB Holdings and FABK as compared with the information shown in the unaudited pro forma condensed combined consolidated financial information may change the amount of the purchase price allocated to goodwill and other assets and may impact the statements of income (loss) due to adjustments in yield and/or amortization of the adjusted assets or liabilities. The final adjustments may be materially different from the unaudited pro forma adjustments presented herein.

The accounting policies of Reliant Bancorp, TCB Holdings and FABK are in the process of being reviewed in detail. Upon completion of such review, conforming adjustments or financial restatement reclassification may be determined to be necessary.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share amounts)

NOTE 2 – PRO FORMA ADJUSTMENTS

The following estimated adjustments were made to the pro forma condensed combined consolidated financial statements:

1)
This adjustment includes an adjustment for the estimated payment of cash for the cash portion of the FABK Merger. The calculation consists of 3,935,165 shares of FABK common stock outstanding multiplied by the cash settlement price of $3.00 per share. In addition, outstanding options of FABK, totaling 34,800, were paid out at a settlement price of $30.00 per share less the weighted average exercise price per share of $19.44.

2)
This adjustment reflects estimated non-recurring transaction costs of $7,847, net of tax effect and assuming 94% of that amount is deductible and utilizing a 26.135% blended federal and state tax rate for Reliant Bancorp and FABK.

3)
To adjust FABK’s estimated loan portfolio fair value by $21,764. For the purpose of the pro forma financial statements, the future accretion of the fair value adjustment will be recorded as a component of interest income based on the straight-line method over a period of 44 months which is the weighted average life of the acquired loan portfolio. The non-accretable discount for the loan fair market value adjustment is $2,133.

4)	Elimination of FABK’s allowance for loan losses. Estimated credit losses in FABK’s loan portfolio are included in the loan valuation adjustment described in (3) above.

5)	To adjust to the fair market value for loans held for sale.

6)	To reflect the mark to market adjustment for premises and equipment to be recognized on the straight-line method over 10 years.

7)	Revaluation of operating leases for the right-of-use assets and corresponding lease liability.

8)	To reflect the net estimated realizable value of repossessed manufactured housing units.

9)	This is the adjustment for the estimated deferred tax asset related to fair value acquisition accounting adjustments of FABK using a blended federal and state statutory tax rate of 26.135%.

10)	To recognize goodwill equal to the excess of consideration paid by Reliant Bancorp over the net fair value of FABK’s assets and liabilities acquired.

11)
To recognize a core deposit intangible asset of $2,280 related to deposit customer relationships acquired associated with the FABK Merger. The related amortization expense will be recognized based on the sum-of-months-digits method over an eight-year period.

12)	To adjust FABK’s deposits to estimated fair value and amortize the adjustment as an increase to interest expense based on the straight-line method over the estimated remaining life of eight months.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share amounts)

NOTE 2 – PRO FORMA ADJUSTMENTS (Continued)

13)
To reflect cancellation of FABK’s common stock and record the issuance of 4,606,419 shares of Reliant common stock, based on converting 3,395,165 shares of FABK’s common stock at the conversion rate of 1.17 per share as well as 2,000 restricted stock units using the same conversion rate. Fractional shares totaling 64 were redeemed for $1.

14)	To reflect the purchase accounting fair value adjustments of FABK and remove the additional paid in capital and remaining shareholders’ accounts of FABK.

15)	To recognize the settlement of compensation plans at the time of the FABK Merger.

16)	Adjustments to eliminate FABK’s retained earnings and accumulated other comprehensive income.

17)	This represents the accretable portion of the loan discount on TCB Holdings’ loans using the straight-line basis over a 37-month period.

18)	To reflect the accretion of discount on TCB Holdings’ deposits using the straight-line basis over a one-year period.

19)	To estimate the accretion of TCB Holdings’ FHLB advances discount using the straight-line basis over a 19-month period.

20)	To adjust for the additional depreciation for the increase to TCB Holdings’ premises and equipment recognized over a 25-year period.

21)	This reflects the removal of non-recurring expenses which are primarily related to the TCB Holdings Merger costs, contract settlements, and employee compensation.

22)	This is to present the amortization of the core deposit intangible asset from the TCB Holdings Merger and will be amortized over a 10-year period using the sum-of-the-months-digits method.

23)	This is the adjustment for the estimated deferred tax liability related to fair value adjustments using a blended federal and state statutory tax rate of 26.135%.

24)	This represents the accretable portion of the loan discount on FABK’s loans using the straight-line basis over a 44-month period.

25)	To reflect the amortization of the FABK’s deposit premium over an eight-month period.

26)	To reflect the reduced depreciation related to the fair market value adjustment related to premises and equipment.

27)	This reflects the removal of non-recurring expenses which are primarily related to the FABK Merger costs, contract settlements, and employee compensation.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share amounts)

NOTE 2 – PRO FORMA ADJUSTMENTS (Continued)
28)	This is to present the amortization of the core deposit intangible asset from the FABK Merger and will be amortized over an eight-year period using the sum-of-the-months-digits method.

29)
This is the adjustment for the estimated deferred tax liability related to fair value adjustments and the recording of the core deposit intangible for the FABK Merger using a blended federal and state statutory tax rate of 26.135%.

30)	This represents the accretable portion of the discount on FABK’s loans using the straight-line basis over a 44-month period.

31)	To reflect the reduced depreciation related to the fair market value adjustment related to premises and equipment.

32)	This reflects the removal of non-recurring expenses which are primarily related to the FABK Merger costs, contract settlements, and employee compensation.

33)	This is to present the amortization of the core deposit intangible asset from the FABK Merger and will be amortized over an eight-year period using the sum-of-the-months-digits method.

34)
This is the adjustment for the estimated deferred tax liability related to fair value adjustments and the recording of the core deposit intangible for the FABK Merger using a blended federal and state statutory tax rate of 26.135%.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share amounts)

NOTE 3 – PRELIMINARY PURCHASE PRICE ALLOCATION

Tennessee Community Bank Holdings, Inc.

The pro forma adjustments include the estimated purchase accounting entries to record the TCB Holdings Merger. Measurement of the acquisition consideration is based on the market price of Reliant Bancorp common stock as of the close of business on December 31, 2019 multiplied by the number of common shares to be issued in the TCB Holdings Merger. The consideration is allocated to the estimated fair values of assets acquired and liabilities assumed, net of deferred taxes, with any remaining excess recorded as goodwill. Estimated fair value adjustments included in the pro forma financial statements are based upon available information and certain assumptions considered reasonable and may be revised as additional information becomes available.

The purchase price allocation for TCB Holdings is as follows:

Shares of common stock to be issued	811,210
Market price of common stock on January 1, 2020	$22.24
Estimated fair value of common stock issued	18,041
Cash disbursement for share exhange	18,073
Cash disbursement for fractional shares	3
Cash disbursement for stock options settlement	430
Total consideration	36,547
Fair value of assets acquired and liabilities assumed:
Cash and cash equivalents	11,026
Investment securities available for sale	56,336
Loans	171,445
Premises and equipment	6,440
Deferred tax asset, net	(337)
Cash surrender value of life insurance	5,629
Restricted equities	909
Core deposit intangible	3,617
Other assets	1,781
Deposits	(210,538)
Borrowings	(58)
FHLB advances	(13,102)
Other liabilities	(3,682)
Total fair value of net assets acquired	29,466
Goodwill	$7,081

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Dollar amounts in thousands, except per share amounts)

NOTE 3 – PRELIMINARY PURCHASE PRICE ALLOCATION (Continued)

First Advantage Bancorp
The pro forma adjustments include the estimated purchase accounting entries to record the merger. Measurement of the acquisition consideration is based on the market price of Reliant Bancorp common stock prior to the opening of business on April 1, 2020 multiplied by the number of common shares to be issued in the FABK Merger. The consideration is allocated to the estimated fair values of assets acquired and liabilities assumed, net of deferred taxes, with any remaining excess recorded as goodwill. Estimated fair value adjustments included in the pro forma financial statements are based upon available information and certain assumptions considered reasonable and may be revised as additional information becomes available.

The purchase price allocation for FABK is as follows:

Shares of common stock to be issued	4,606,419
Market price of common stock on April 1, 2020	$11.27
Estimated fair value of common stock issued	51,914
Cash disbursement for share exchange (including restricted stock units)	11,811
Cash related to fractional share settlement	1
Cash related to stock options settlement	368
Total consideration	64,094
Fair value of assets acquired and liabilities assumed:
Cash and cash equivalents	11,159
Investment securities available for sale	35,970
Loans	622,423
Mortgage loans held for sale	5,878
Premises and equipment	7,959
Deferred tax asset	6,791
Cash surrender value of life insurance	14,776
Other real estate and repossessed assets	1,259
Core deposit intangible	2,280
Operating lease right-of-use assets	6,536
Other assets	10,529
Deposits	(608,690)
Borrowings	(35,962)
Operating lease liabilities	(6,536)
Other liabilities	(10,606)
Total fair value of net assets acquired	63,766
Goodwill	$328

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Dollar amounts in thousands, except per share amounts)

NOTE 4 – MERGER AND INTEGRATION COSTS

The branch operations, commercial lending activities, mortgage banking operations, along with all other operations of TCB Holdings and FABK are being integrated into Reliant Bancorp. The specific details of the plan to integrate the operations of TCB Holdings and FABK into Reliant Bancorp will continue to be refined over the next several months, and will include assessing personnel, benefit plans, premises, equipment and service contracts to determine where we may take advantage of redundancies. Certain decisions arising from these assessments may involve involuntary termination of employees, vacating leased premises, changing information systems, canceling contracts with certain service providers, and selling or otherwise disposing of certain premises, furniture and equipment. Reliant Bancorp also expects to incur merger-related costs including professional fees, legal fees, system conversion costs and costs related to communications with customers and others. To the extent there are costs associated with these actions, the costs will be recorded based on the nature of the cost and the timing of these integration actions. Reliant Bancorp expects to realize cost savings and may generate revenue enhancements from the acquisition of TCB Holdings and/or FABK. Such cost savings and any potential revenue enhancements are not reflected in the pro forma condensed combined consolidated financial statements and there can be no assurance they will be achieved in the amount or manner currently contemplated.

NOTE 5 – COVID-19

A pandemic now referred to as COVID-19 is stressing the health and economies of the world in a material manner. There is much uncertainty as to the eventual quantifiable impact of COVID-19 on our current and pro forma market areas, quality of the loan portfolio, and the future capital capacity for issuers of securities. The duration of the pandemic and its severity will be determinative in the ultimate impact on the economy and that of Reliant Bancorp. The pro forma information presented does not and is not intended to consider the effects of the pandemic in the pro forma operating results and has been considered in the estimated fair values of acquired assets and assumed liabilities-based information available presently. Revisions to the estimated fair values are to be reassessed during the business combination measurement periods which may, if necessary, extend up to one year from the acquisition date.